UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023 (October 24, 2023)

EIGHTCO HOLDINGS INC.

(f/k/a CRYPTYDE, INC.)

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 9th Avenue North, Suite 220 Safety Harbor, Florida	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Series B Financing

As previously reported on the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 24, 2023, the Company’s wholly owned subsidiary, Forever 8 Fund, LLC (the “Borrower”), entered into a Series B Loan and Security Agreement (the “Series B Agreement”) with an individual (the “Lender”) and subsequently into the Lender Joinder Agreement (the “Joinder Agreement”) with an individual. On October 24, 2023, the Borrower entered into the Joinder Agreement with an individual (the “Subsequent Lender”). Under the terms of the Joinder Agreement, the Subsequent Lender agreed to become a Lender and be bound by the terms of the Series B Agreement as a Lender pursuant to Section 2.6 of the Series B Agreement. On October 24, 2023, the Subsequent Lender advanced the Borrower $50,000.

Series C Financing

As previously reported on the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 24, 2023, the Company’s wholly owned subsidiary, Forever 8 Fund, LLC (the “Borrower”), entered into a Series C Loan and Security Agreement (the “Series C Agreement”) with an individual (the “Lender”). From October 25, 2023 through November 22, 2023, the Borrower entered into the Series C Agreement with a total of five individuals (the “Subsequent Lenders”). The Subsequent Lenders advanced the Borrower a total of $2,000,000 in loan advances under the Series C Agreement.

Subordination Agreement

Each of the Lenders under the Series B Agreement (together, the “Subordinated Lenders”) entered into a Subordination Agreement (the “Subordination Agreement”) with the Forever 8 Fund, LLC and the Lender and Subsequent Lenders under the Series C Agreement (the “Senior Lenders”). Under the terms of the Subordination Agreement, the Subordinated Lenders are willing to subordinate: (i) all of the Obligor’s indebtedness and obligations to Subordinated Lenders pursuant to the Series B Agreement (the “Subordinated Loan Documents”), including, without limitation, all interest, premium payments, make-wholes and other obligations and liabilities arising thereunder whatsoever, whether presently existing or arising in the future (the “Subordinated Debt”) to all of the Obligor’s indebtedness and obligations under the Series C Agreement (the “Senior Loan Documents”), including, without limitation, all interest, premium payments, make-wholes and other obligations and liabilities whatsoever, to the Senior Lenders; and (ii) all of Subordinated Lender’s security interests, if any, in the Collateral, to all of the Senior Lenders’ security interests in the Collateral.

The foregoing provides only a brief description of the material terms of the Subordination Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the document filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required to be disclosed under this Item 2.03 is set forth above under Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Subordination Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2023

Eightco Holdings Inc.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer